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                                                                     EXHIBIT 8.1

             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

                 WRITER'S DIRECT DIAL NUMBER (214) 969-2800


                                 July __, 1998


Tatham Offshore, Inc.
7400 Chase Tower
600 Travis Street
Houston, Texas  77002

Dear Sir or Madam:

         Reference is made to the section entitled "Federal Income Tax Consequences" in the Registration Statement on Form S-1 (the "Registration Statement") filed on July __, 1998 by Tatham Offshore, Inc., a Delaware corporation ("Tatham"). Capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

         The following opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated under the Code, judicial authority and current published revenue rulings and procedures, all as of the date of this letter, and all of which may change at any time.
This opinion is as of the date hereof, and our opinion could change in the event of any change in the relevant law. Our opinion has no binding effect on the Internal Revenue Service (the "IRS") or any court and, accordingly, no assurance can be given that the IRS or a court would concur with our opinion.

         Based on and subject to the foregoing, the statements in the Registration Statement set forth under the heading "Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, are our opinion as to the federal income tax consequences that are likely to be material to a holder of DeepTech common stock receiving Rights in the Rights Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm and this opinion in the Registration Statement.


                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                    /s/ Akin, Gump Strauss, Hauer & Feld, L.L.P.